Exhibit 10.22

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT

HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “****”.

AN UNREDACTED VERSION OF THIS

DOCUMENT HAS ALSO BEEN PROVIDED TO THE

SECURITIES AND EXCHANGE COMMISSION

SECOND AMENDMENT TO

MORTGAGE LOAN REPURCHASE AGREEMENT

This Second Amendment to Mortgage Loan Repurchase Agreement (“Amendment”) is entered into effective as of July 9, 2013 (the “Effective Date”), by and between SIRVA Mortgage, Inc., an Ohio corporation (“Seller”) and Associated Bank, N.A., a national association (“Buyer”).

BACKGROUND

A. Seller and Buyer are parties to a certain Mortgage Loan Repurchase Agreement dated as of July 11, 2011 (as amended or modified from time to time, the “Repurchase Agreement”) and related agreements, instruments and documents (collectively, with the Repurchase Agreement, the “Existing Repurchase Documents”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Repurchase Agreement.

B. Seller has requested that Buyer make certain modifications in the Repurchase Agreement.

C. Buyer has agreed to the modifications specified in this Amendment, subject to the amendments, terms, and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

Section 1. Amendments, Modifications, and Agreements.

(a) The following term in the Definitions Section of the Repurchase Agreement is hereby amended and restated to read as follows:

“Investment Return Rate” means the LIBOR Rate (but in no event less than 1.00% per annum) plus the number of basis points specified in Annex 1.

(b) Section 3.9 of the Repurchase Agreement, “Non-Utilization Fee”, is hereby deleted.

(c) Section 14 to the Repurchase Agreement is hereby amended to read as follows:

“14. Term. This Agreement shall terminate as to future transactions (a) on July 8, 2014; provided, however, that termination shall be immediately effective, without the necessity of a notice from Buyer, upon the occurrence of an Act of Insolvency. Termination will not affect the obligations hereunder and under the Guaranty as to any Purchased Loans purchased prior to the effective date of such termination.”

(d) Annex 1 to the Repurchase Agreement is hereby deleted in its entirety and Annex 1 attached hereto shall replace it for all purposes.

(e) Seller and Buyer acknowledge and agreement that the Exhibit A attached to the original Repurchase Agreement remains in full force and effect.

Section 2. Effectiveness Conditions. This Amendment shall be effective as of the Effective Date upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Buyer and Buyer’s counsel):

(a) Execution and delivery by Seller of this Amendment to Buyer;

(b) Execution and/or delivery of all other agreements, instruments and documents requested by Buyer to effectuate and implement the terms hereof and the Existing Repurchase Documents;

(c) The modification to the Investment Return Rate set forth herein shall apply to Purchased Loans where the Acquisition Date occurs after the Effective Date of this Amendment. For all other Purchased Loans where the Acquisition Date was prior to or on the date of this Amendment, the Investment Return Rate in effect as of such Acquisition Date shall continue to apply; and

Section 3. Representations and Warranties. Seller and Guarantor represent and warrant to Buyer that:

(a) All warranties and representations made to Buyer under the Repurchase Agreement and the Existing Repurchase Documents are true and correct as to the date hereof.

(b) The execution and delivery by Seller of this Amendment and the performance by Seller of the transactions herein contemplated (i) are and will be within such party’s powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which any Seller is a party or by which the property of Seller is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Seller.

(c) This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding, and enforceable in accordance with its respective terms.

(d) No Default has occurred and is continuing under the Repurchase Agreement or any of the other Existing Repurchase Documents.

Section 4. Ratification of Existing Repurchase Documents. Except as expressly set forth herein, all of the terms and conditions of the Repurchase Agreement and Existing Repurchase Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Repurchase Agreement shall mean the Repurchase Agreement as modified by this Amendment.

Section 5. Governing Law. This Amendment, and all matters arising out of or related to this Amendment, shall be governed by, construed and enforced in accordance with the laws of the State of Illinois, without reference to its principles of conflicts of laws.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall also bind the parties hereto. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders and (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.

Signed this 3rd day of July, 2013, to be effective as of the Effective Date.

SELLER:

SIRVA MORTGAGE, INC., an Ohio corporation

By:	/s/ Paul E. Klemme

Name:	Paul E. Klemme

Title:	President

BUYER:

ASSOCIATED BANK, N.A.

By:	/s/ Thomas J. Connally
Thomas J. Connally, Senior Vice President

Annex 1

Customized Terms

1. Additional Definitions. The following definitions are added to Section 1 of the Agreement:

“Annual Reporting Date” means the date that is ninety (90) days after the end of each fiscal year (see subSection 13.7(b)).

“Conforming Sublimit” means the Sublimit applicable to Conforming Mortgage Loans, which shall be 100% of Seller’s Concentration Limit.

“FHA Sublimit” means the Sublimit applicable to FHA Loans, which shall be 100% of Seller’s Concentration Limit.

“HARP Sublimit’’ means the Sublimit applicable to HARP Loans, which shall be 50% of the Seller’s Concentration Limit.

“Jumbo Sublimit” means the Sublimit applicable to Jumbo Loans, which shall be 10% of Seller’s Concentration Limit.

“Interim Date” means March 31, 2011.

“Monthly Reporting Date” means the date that is thirty (30) days after the end of each calendar month (see subSection 13.7(a)).

“Seller’s Concentration Limit” means $30,000,000.00 at any one time; provided, however, commencing on or after January 11, 2012, Seller may, at any time, without premium or penalty, upon not less than ten (10) Business Days prior written notice to Buyer, reduce or terminate Seller’s Concentration Limit, with any reduction in a minimum amount of Five Million Dollars ($5,000,000), or, if more, in an integral multiple of Five Million Dollars ($5,000,000); provided, however, that (a) Seller may reduce the Seller’s Concentration Limit no more than once each calendar quarter, (b) at no time may the Aggregate Purchase Value exceed the Seller’s Concentration Limit after giving effect to any such reduction, and (c) unless terminated in full, the Seller’s Concentration Limit shall not be reduced to less than Five Million Dollars ($5,000,000). Upon Seller’s termination of Seller’s Concentration Limit in full in accordance with the foregoing, the Agreement shall terminate as to all future transactions and Seller shall repurchase all outstanding Purchased Loans hereunder as of the effective date of such termination and pay Buyer all outstanding amounts due and payable hereunder in connection with such Purchased Loans and any other obligations hereunder.

“USDA Sublimit” means the Sublimit applicable to USDA Loans, which shall be 100% of the Sellers’ Concentration Limit.

“VA Sublimit” means the Sublimit applicable to VA Loans, which shall be 100% of Seller’s Concentration Limit.

“Wet Funding Deadline” means the fifth (5th) Business Day after the closing of the Mortgage Loan.

“Wet Funding Sublimit” means the Sublimit applicable to wet funded loans, which shall be 35% of Seller’s Concentration Limit; provided, however, that during the first five (5) Business Days of each calendar month and the last five (5) Business Days of each calendar month, such Wet Funding Sublimit shall be 50% of the Seller’s Concentration Limit.

Annex 1

2. Modified or Clarified Definitions Terms. The following definitions and terms are clarified or modified, as applicable, as follows:

“Event of Default”: The amount of Debt referenced in clause (xi) of the definition of “Event of Default” in Section 1 of the Agreement is One Hundred Thousand and no/100 Dollars ($100,000.00).

“Investment Return Rate”: The number of basis points referenced in the definition of “Investment Return Rate” in Section 1 of the Agreement is 225 basis points (2.25%) for each Purchased Loan.

“No Undisclosed Liabilities”: The amount of liabilities and Debt referenced in Section 12.19 of the Agreement is Twenty-Five Thousand and no/100 Dollars ($25,000.00).

“Leverage Ratio”: The ratio referenced in Section 13.11 of the Agreement is 12.0 to 1.

“Minimum Tangible Net Worth”: The amount referenced in Section 13.12 of the Agreement is Thirteen Million Five Hundred Thousand and no/100 Dollars ($13,500,000.00).

“Maintenance of Cash”. The amount of Unencumbered Cash referenced in Section 13.14 of the Agreement is an amount equal to or more than Three Million and no/100 Dollars ($3,000,000.00).

“Minimum Interest Coverage Ratio”: The ratio referenced in Section 13.15 of the Agreement is **** to ****.

3. Additional Repurchase or Warehouse Facility. Seller shall maintain throughout the term of this Agreement, with one or more nationally recognized and established counterparty (other than Buyer) at least one or more loan repurchase or warehouse facility that provide funding of Seller’s mortgage loan operation on a committed basis similar to this Agreement. At not time shall Seller’s Concentration Limit under this Agreement, as amended at any time and from time to time, exceed, at the time of determination, **** of maximum funding commitments available under all other loan repurchase or warehouse facilities available to Seller.

Annex 1

4. Notices.

Notices to Seller made pursuant to Section 15.1 of the Agreement shall be addressed as follows:

SIRVA Mortgage, Inc.

6200 Oak Tree Blvd., Suite 300

Independence, Ohio 44131

Attention: Paul Klemme

Notices to Buyer made pursuant to Section 15.1 of the Agreement shall be addressed as follows:

Associated Bank, N.A.

130 East Randolph Drive

Chicago, Illinois 60601

Attention: Tom Connally

Annex 1